Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of SQZ Biotechnologies Company of our report dated July 20, 2020, except for the effects of the stock split discussed in Note 18 to the consolidated financial statements, as to which the date is October 26, 2020, relating to the financial statements of SQZ Biotechnologies Company, which appears in SQZ Biotechnologies Company’s Amendment No. 1 to the Registration Statement on Form S-1 (No. 333-249422).

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts
October 30, 2020